Exhibit 99.7(b)
                         Consent of Independent Auditors





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                                                                   Exhibit 7(b)


                         Consent of Independent Auditors
                         -------------------------------


The Board of  Directors of ING Life  Insurance  and Annuity
Company and Subsidiaries and the Contractholders of Variable
Life Account B

We consent to the use of our report dated January 31, 2002, with respect to the consolidated financial statements and schedules of ING Life Insurance and Annuity Company and Subsidiaries (formerly Aetna Life Insurance and Annuity Company and Subsidiaries and hereafter referred to as ILIAC) included in Post-Effective Amendment No. 15 to the Registration Statement (Form S-6 No. 33-76004) and related Prospectus of ING Life Insurance and Annuity Company and Subsidiaries.

                                                     /s/Ernst & Young LLP

Hartford, Connecticut
April 26, 2002